InnerWorkings Announces Second Quarter 2013 Results

New Enterprise Business Momentum Continues to Position the Company for Long-term Growth

CHICAGO, IL August 8, 2013 —InnerWorkings, Inc. (NASDAQ: INWK), a leading global marketing supply chain company, today reported results for the three months ended June 30, 2013.

Quarterly Highlights:

•	Revenue was $210.9 million, compared to $201.4 million in the second quarter of 2012.
•	Non-GAAP Adjusted EBITDA was $5.4 million, compared to $11.9 million in the same period last year, due to a previously-announced loss of a portion of a significant client, lower inside sales profitability, and lower profitability in the EMEA region. Please refer to the Non-GAAP reconciliation table below for more information.

•	GAAP diluted earnings per share were $0.04, compared to GAAP diluted earnings per share of $0.09 in the second quarter of 2012.

•	Non-GAAP Adjusted Operating Cash Flow was $3.9 million, compared to Non-GAAP Adjusted Operating Cash Flow of $0.8 million in the second quarter of 2012. Please refer to the non-GAAP reconciliation table below for more information.

•	New organic enterprise account growth was $19.9 million in the second quarter.

“As expected, this wasn’t a particularly strong quarter by our standards,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings. “However, we expect growth will accelerate in the second half of the year due to recent new enterprise wins, contributions from acquisitions, and the overall seasonality of our business.”

Additional second quarter 2013 financial and operational highlights include the following:

•	77% of the Company’s revenues were generated from the enterprise channel, with the remaining 23% derived from the middle market channel.

•	Today, a major new enterprise agreement was announced with Mondelez, one of the world’s largest snack companies. The long-term partnership encompasses $45 million of annual spending in Brazil and represents one of the largest agreements in the Company’s history.

•	Other new client agreements were recently signed with a large publisher, as well as with a Fortune 1000 financial services firm, both headquartered in North America.

"We continue to add new blue-chip clients in many regions around the world, as evidenced most recently by the new commitment from Mondelez,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “Further, our multinational clients are taking advantage of our new global scale by expanding with us into additional markets. This is a trend we expect will drive significant long-term growth for us.”

Revenue Growth - Comparing 2013 to 2012
	Q2 $(MM) Change	Q2 % Change	YTD $(MM) Change	YTD % Change
New Enterprise Account Growth	$20	10%	$38	10%
New Middle Market Growth	$0	0%	$2	1%
Same Customer Spend	($8)	-4%	($14)	-4%
Lost Customer Spending	($8)	-4%	($8)	-2%
Acquisitive Growth	$6	3%	$8	2%
Total Revenue Growth	$10	5%	$25	6%
Total Organic Revenue Growth (1)	$12	6%	$25	6%

(1)	Organic Revenue Growth excludes Lost Customer Spending and Acquisitive Growth.

Outlook

The Company is increasing its 2013 revenue guidance range from $900 to $930 million to $910 to $940 million, representing 14-18% growth over 2012. The Company is reaffirming its 2013 GAAP EPS guidance of $0.45 to $0.50, which represents 10-22% growth over 2012 adjusted diluted earnings per share. Projected revenue and profit from recent acquisitions is expected to be offset by lower Inside Sales profitability and lower same-customer spending projections.

Conference Call

A conference call to discuss the Company’s second quarter 2013 results will be broadcast live on Thursday, August 8, 2013, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global marketing supply chain company servicing corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. InnerWorkings is based in Chicago, IL, employs approximately 1,400 individuals, and maintains 49 global offices. Among the many industries InnerWorkings services are: retail, financial services, hospitality, non-profits, healthcare, food & beverage, broadcasting & cable, education, transportation and utilities.

For more information visit: www.inwk.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission: Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted Operating Cash Flow. We believe that Non-GAAP Adjusted EBITDA and Non GAAP Adjusted Operating Cash Flow provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted Operating Cash Flow are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted Operating Cash Flow may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted Operating Cash Flow” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

CONTACT:

Brad Moore

InnerWorkings, Inc.

(312) 277-1510

bmoore@inwk.com

Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Revenue	$201,397,471	$210,875,626	$389,943,873	$415,191,751
Cost of goods sold	153,551,408	162,699,024	300,704,427	321,022,654
Gross profit	47,846,063	48,176,602	89,239,446	94,169,097
Operating expenses:
Selling, general and administrative expenses	37,644,103	42,257,681	70,727,367	83,993,470
Depreciation and amortization	2,936,981	2,648,396	5,381,077	5,114,063
Income from operations	7,264,979	3,270,525	13,131,002	5,061,564
Total other expense	(493,899)	(488,760)	(754,287)	(1,412,696)
Income before income taxes	6,771,080	2,781,765	12,376,715	3,648,868
Income tax expense	2,296,680	878,420	4,214,627	850,393
Net income	$4,474,400	$1,903,345	$8,162,088	$2,798,475

Basic earnings per share	$0.09	$0.04	$0.17	$0.06
Diluted earnings per share	$0.09	$0.04	$0.16	$0.05

Weighted average shares outstanding, basic	48,617,646	50,728,372	47,904,961	50,533,521
Weighted average shares outstanding, diluted	50,706,956	51,965,539	50,554,642	52,046,000

Consolidated Balance Sheets

	December 31,	June 30,
	2012	2013

Cash and cash equivalents	$17,218,899	$14,164,356
Accounts receivable, net of allowance for doubtful accounts	149,246,568	151,357,448
Unbilled revenue	30,798,230	27,041,664
Inventories	17,406,863	16,390,726
Prepaid expenses	16,210,053	16,276,354
Other current assets	22,565,321	20,156,268
Total long-term assets	268,797,648	321,587,535
Total assets	$522,243,582	$566,974,351

Accounts payable-trade	$121,132,051	$117,661,216
Other current liabilities	44,262,065	52,726,450
Revolving credit facility	65,000,000	78,300,000
Other long-term liabilities	68,870,021	87,210,243
Total stockholders' equity	222,979,445	231,076,443
Total liabilities and stockholders' equity	$522,243,582	$566,974,351

Cash Flow Data

	Six Months Ended June 30,
	2012	2013
Net cash provided by (used in) operating activities	$(9,996,549)	$8,305,023
Net cash used in investing activities	(7,247,738)	(17,381,833)
Net cash provided by financing activities	16,119,500	6,112,521
Effect of exchange rate changes on cash and cash equivalents	(123,182)	(90,254)
Decrease in cash and cash equivalents	(1,247,969)	(3,054,543)
Cash and cash equivalents, beginning of period	13,219,385	17,218,899
Cash and cash equivalents, end of period	$11,971,416	$14,164,356

Reconciliation of Adjusted EBITDA and Adjusted Operating Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Operating income	$7,264,979	$3,270,525	$13,131,002	$5,061,564
Depreciation and amortization	2,936,981	2,648,396	5,381,077	5,114,063
Stock-based compensation expense	1,403,729	1,080,913	2,451,374	2,054,106
Change in fair value of contingent consideration	266,544	(1,649,389)	466,685	(1,040,557)
Adjusted EBITDA	$11,872,233	$5,350,445	$21,430,138	$11,189,176

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Net cash provided by (used in) operating activities	$(2,523,911)	$3,752,643	$(9,996,549)	$8,305,023
Excess tax benefit from exercise of stock awards *	3,283,275	115,291	7,447,068	1,066,357
Cash paid for settlement of preference claim	-	-	-	900,000
Adjusted net cash provided by (used in) operating activities	$759,364	$3,867,934	$(2,549,481)	$10,271,380

* Represents a U.S. tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.